Exhibit 3.09(a)

ARTICLES OF INCORPORATION FOR A STOCK CORPORATION

FIRST: The undersigned Mischa Buford Epps whose address is Shook Hardy & Bacon LLP 2555 Grand Boulevard Kansas City, MO 64108, being at least eighteen years of age, do(es) hereby form a corporation under the laws of the State of Maryland.

SECOND: The name of the corporation is HealthMark Partners of Maryland, Inc.

THIRD: The purposes for which the corporation is formed are as follows: To own, develop and manage health care providers and to engage in any other lawful conduct or activity for which corporations may be organized under state law.

FOURTH: The street address of the principal office of the corporation in Maryland is 23 Crossroads Drive, Suite 200 Owings Mills, MD 21117.

FIFTH: The name of the resident agent of the corporation in Maryland is The Corporation Trust Incorporated whose address is 300 E. Lombard, Suite 1400 Baltimore, MD 21202.

SIXTH: The corporation has authority to issue 100,000 shares at $ .01 par value per share.

SEVENTH: The number of directors of the corporation shall be 3 which number may be increased or decreased pursuant to the bylaws of the corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name(s) of the director(s) who shall act until the first meeting or until their successors are duly chosen and qualified is/are Joe Clark, Bill Southwick and Bill Anderson.

IN WITNESS WHEREOF, I have signed these articles and acknowledge the same to be my act.

I hereby consent to my designation in this document as resident agent for this corporation.

SIGNATURE(S) OF INCORPORATOR(S):

SIGNATURE OF RESIDENT AGENT LISTED IN FIFTH:

Mischa Buford Epps

Mischa Buford Epps, Incorporator

Please see attached.

Filing party’s return address:

Mischa Buford Epps

Shook, Hardy & Bacon LLP

2555 Grand Boulevard

Kansas City, MO 64108

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

THE CORPORATION TRUST INCORPORATED hereby accepts the appointment of registered agent for HealthMark Partners of Maryland, Inc.

Dated 12/24/08

/s/ John J Linnihan
John J Linnihan, Asst. VP

CORPORATE CHARTER APPROVAL SHEET **KEEP WITH DOCUMENT**

DOCUMENT CODE 02 BUSINESS CODE 03

#

Close Stock Nonstock 1000361989222884

P.A. Religious

Merging (Transferor)

ID # D07722259 ACK # 1000361989222884

LIBER: B00598 FOLIO: 1048 PAGES: 0003

HEALTHMARK PARTNERS OF MARYLAND, INC.

Surviving (Transferee) 12/30/2003 AT 11:19 A WO # 0000831178

New Name

FEES REMITTED

Base Fee: 100 Change of Name

Org. & Cap. Fee: 20 Change of Principal Office

Expedite Fee: 50 Change of Resident Agent

Penalty: Change of Resident Agent Address

State Recordation Tax: Resignation of Resident Agent

State Transfer Tax: Designation of Resident Agent and Resident Agent’s Address

Certified Copies

Copy Fee: Change of Business Code

Certificates

Certificate of Status Fee: Adoption of Assumed Name

Personal Property Filings:

Other:

Other Change(s)

TOTAL FEES: 170

Credit Card Check Cash Code

Documents on Checks

MISCHA BUFORD EPPS 2555 GRAND BLVD KANSAS CITY MO 64108-2613

Keyed By:

COMMENT(S):

CUST ID:0001277179

WORK ORDER:0000831178

DATE:01-02-2004 03:19 PM

AMT. PAID:$170.00

ARTICLES OF AMENDMENT

(1)

(2) HealthMark Partners of Maryland, Inc. a Maryland corporation hereby certifies to the State of Department of Assessments and Taxation of Maryland that

(3) The charter of the corporation is hereby amended as follows:

The name of the corporation is now amended to read:

USP Maryland, Inc.

This amendment of the charter of the corporation has been approved by the Directors and Shareholders

(4)

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

(5) (5)

Secretary President

(6) Return address of filing party:

15:105 Dallas Pkwy #1600, Addison, TX 75001

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 5/3/12.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION:

BY: , Custodian

This stamp replaces our previous certification system. Effective 6/95